                                                                     EXHIBIT (B)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1993-2 Monthly Statement
                      Class A Certificate CUSIP #25466KAE9
                      Class B Certificate CUSIP #25466KAF6


Trust Distribution Date: November 16, 1998  Due Period Ending:  October 31, 1998

Pursuant to the Series Supplement dated as of December 1, 1993 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)
     -----------------------------------------------------------------------------------------------------------


     Series  1993-2                                    Total            Interest       Principal
       Class A         30 days at 5.400000000%    $85.958333337      $2.625000000    $83.333333338

       Class B         30 days at 5.750000000%     $4.791666667      $4.791666667     $0.000000000

2.   Principal Receivables at the end of the Due Period
     --------------------------------------------------

 (a) Aggregate Investor Interest                          $17,858,805,675.98
     Seller Interest                                       $5,661,855,368.78

     Total Master Trust                                   $23,520,661,044.76


 (b) Group One Investor Interest                          $15,308,805,675.98

 (c) Group Two Investor Interest                           $2,550,000,000.00

 (d) Series 1993-2 Investor Interest                         $433,333,999.98

 (e) Class A Investor Interest                               $399,999,999.98

     Class B Investor Interest                                $33,334,000.00

3.   Allocation of Receivables Collected During the Due Period
     ---------------------------------------------------------

                                                                  Finance Charge          Principal            Yield
                                                                    Collections          Collections        Collections
 (a) Allocation of Collections between Investor and Seller

     Aggregate Investor Allocation                               $307,941,693.14      $2,542,177,499.04               $0.00

     Seller:                                                      $96,659,138.74        $797,958,487.09               $0.00

 (b) Group One Allocation                                        $264,285,263.39      $2,181,776,826.14               $0.00

 (c) Group Two Allocation                                         $43,656,429.75        $360,400,672.90               $0.00

 (d) Series 1993-2 Allocations                                     $8,537,077.56         $70,476,869.31               $0.00

 (e) Class A Allocations                                           $7,970,636.39         $65,800,678.93               $0.00

     Class B Allocations                                             $566,441.17          $4,676,190.38               $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------
                         Deposits into the
                            SPFAs This           SPFA    Deposit Deficit    Investment
                            Due Period          Balance      Amount           Income
     Series 1993-2        $66,666,666.67         $0.00         0.00            $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                    Total Payments
                               Amount Paid        Deficit Amount     Through This
                             This Due Period      This Due Period     Due Period
     Series 1993-2           $66,666,666.67            $0.00        $400,000,000.02

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------
                                           Deposits Into the
                                              SIFAs This
                                              Due Period            SIFA Balance
     Series 1993-2                           $2,259,725.42                   $0.00

7.   Pool Factors
     ------------
                                                           This Due Period
     Class A                                                    0.50000000

     Class B                                                    1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                                    Cumulative
                                                               Investor Charged-Off
                                           This Due Period            Amount
 (a) Group One                               $96,500,548.69                   $0.00

 (b) Group Two                               $15,940,614.21                   $0.00

 (c) Series 1993-2                            $3,117,210.01                   $0.00

 (d) Class A                                  $2,910,380.91                   $0.00

     Class B                                    $206,829.10                   $0.00

9.   Investor Losses This Due Period
     -------------------------------
                                                              Per $1,000 of
                                                            Original Invested
                                              Total             Principal
 (a) Group One                                   $0.00                 $0.00

 (b) Group Two                                   $0.00                 $0.00

 (c) Series 1993-2                               $0.00                 $0.00

 (d) Class A                                     $0.00                 $0.00

     Class B                                     $0.00                 $0.00

10.   Reimbursement of Investor Losses This Due Period
      ------------------------------------------------
                                                               Per $1,000 of
                                                             Original Invested
                                             Total               Principal
  (a) Group One                                  $0.00                   $0.00

  (b) Group Two                                  $0.00                   $0.00

  (c) Series 1993-2                              $0.00                   $0.00

  (d) Class A                                    $0.00                   $0.00

      Class B                                    $0.00                   $0.00

11.   Aggregate Amount of Unreimbursed Investor Losses
      ------------------------------------------------
                                                                Per $1,000 of
                                                             Original Invested
                                              Total              Principal
  (a) Group One                                  $0.00                   $0.00

  (b) Group Two                                  $0.00                   $0.00

  (c) Series 1993-2                              $0.00                   $0.00

  (d) Class A                                    $0.00                   $0.00

      Class B                                    $0.00                   $0.00

12.   Investor Monthly Servicing Fee Payable at the end of the Due Period
      -------------------------------------------------------------------

  (a) Group One                                             $25,729,953.89

  (b) Group Two                                              $4,250,000.00

  (c) Series 1993-2                                            $833,334.45

  (d) Class A                                                  $777,777.78

      Class B                                                   $55,556.67

13.   Class Available Subordinated Amount at the end of the Due Period
      ----------------------------------------------------------------

                                                                 As a Percentage
                                                                   of Class A
                                                   Total         Invested Amount
      Series 1993-2 Class B                    $50,000,040.00        12.5000%

14.   Total Available Credit Enhancement Amounts
      ------------------------------------------
                                                  Shared Amount   Class B Amount
      Maximum Amount                             $16,666,680.00    $8,333,340.00

      Available Amount                           $16,666,680.00    $8,333,340.00

      Amount of Drawings on Credit Enhancement
        for this Due Period                               $0.00            $0.00

15.    Delinquency Summary
       -------------------

       End of Due Period Master Trust Receivables Outstanding    $23,888,556,109.19

                            Delinquent Amount       Percentage of Ending
       Payment Status        Ending Balance       Receivables Outstanding
       30-59 days            $649,100,087.44              2.72%

       60-179 days         $1,141,047,216.43              4.78%



                                      U.S. BANK NATIONAL ASSOCIATION
                                      as Trustee


                                   BY:
                                       ----------------------------

                                              Vice President

                         MASTER SERVICER'S CERTIFICATE STATEMENT

                               Discover Card Master Trust I

                             Series 1993-2 Monthly Statement

                                       CREDIT CARD
                                PASS-THROUGH CERTIFICATES

         The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of December 1, 1993 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1993-2 Master Trust Certificates for the Distribution Date occurring on November 16, 1998:

1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.  The aggregate amount of Collections processed during the related Due
    Period is equal to                                                          $3,744,736,818.03

4.  The aggregate amount of Class A Principal Collections processed during
    the related Due Period is equal to                                             $65,800,678.93

5.  The aggregate amount of Class A Finance Charge Collections processed
    during the related Due Period is equal to                                       $7,970,636.39

6a. The aggregate amount of Class A Principal Collections recharacterized as
    Series Yield Collections during the related Due Period is equal to                      $0.00

6b. The aggregate amount of Class A Additional Funds for this Distribution
    date is equal to                                                                        $0.00

7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

    (a)  with respect to the Class A Required Amount Shortfall
         is equal to                                                                        $0.00

    (b)  with respect to the Class A Cumulative Investor Charged-Off
         Amount is equal to                                                                 $0.00

    (c)  with respect to the Class A Investor Interest is equal to                          $0.00

8.  The sum of all amounts payable to the Class A Certificateholders
    on the current Distribution Date is equal to                                   $68,766,666.67

 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                            $4,676,190.38

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                       $566,441.17

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                    $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                      $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a) with respect to the Class B Required Amount Shortfall                             $0.00
         is equal to

     (b) with respect to the Class B Cumulative Investor Charged-Off                       $0.00
         Amount is equal to

     (c) with respect to the Class B Investor Interest is equal to                         $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                    $159,725.42

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.


      IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 16th day of November, 1998.



                                GREENWOOD TRUST COMPANY
                                     as Master Servicer

                                By:
                                   -------------------------------
                                Vice President, Chief Accounting Officer,
                                and Treasurer